UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 25, 2018

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 26, 2018, Kosmos Energy Ltd. (the “Company”), in connection with a registered underwritten public offering of its common shares (the “Offering”), entered into an underwriting agreement (the “Underwriting Agreement”) with funds affiliated with Warburg Pincus LLC ( “Warburg”) and Barclays Capital Inc. (the “Underwriter”), pursuant to which Warburg agreed to sell to the Underwriter an aggregate of 15,000,000 common shares. In addition, pursuant to the Underwriting Agreement, the Underwriter was granted an option, exercisable within 30 days, to purchase up to an additional 2,250,000 common shares on the same terms and conditions (the “Option”). On November 27, 2018, the Underwriter notified the Company and Warburg that it was exercising the Option in full. The Company will not receive any proceeds from the sale of the common shares by Warburg.

A copy of the Underwriting Agreement is contained in Exhibit 1.1 hereto, which exhibit is incorporated by reference into this Item 1.01. The above description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A copy of the Underwriting Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Warburg. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for purposes of the Offering and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Underwriting Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Share Repurchase Agreement

In connection with the Offering, the Company agreed to repurchase from Warburg, in a privately negotiated transaction, 35,000,000 shares of its common shares, at a price equal to the price per share at which the Underwriter purchased shares from Warburg in the Offering (the “Share Repurchase”). The Share Repurchase will close on November 29, 2018. A copy of the agreement for the Share Repurchase (the “Share Repurchase Agreement”) is contained in Exhibit 1.2. The above description of the Share Repurchase Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events.

The Offering is expected to close on the date hereof subject to customary closing conditions. In connection with the Offering, the Company is filing the opinion of Conyers Dill & Pearman Limited as part of this Current Report on Form 8-K. The opinion of Conyers Dill & Pearman Limited (including the consent of Conyers Dill & Pearman Limited) is contained in Exhibit 5.1 hereto, which exhibit is incorporated by reference into this Item 8.01.

Item 9.01 . Financial Statements and Other Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated November 26, 2018
1.2	Share Repurchase Agreement dated November 25, 2018
5.1	Opinion of Conyers Dill & Pearman Limited
23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2018

KOSMOS ENERGY LTD.

	By:	/s/ Thomas P. Chambers
Thomas P. Chambers
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1 1.2	Underwriting Agreement dated November 26, 2018 Share Repurchase Agreement dated November 25, 2018
5.1	Opinion of Conyers Dill & Pearman Limited
23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)